Exhibit 99.1

CHINA INDUSTRIAL WASTE MANAGEMENT APPOINTS
NEW DIRECTOR AND OFFICERS

PEOPLE’S REPUBLIC OF CHINA, March 21, 2008. China Industrial Waste Management, Inc. (OTC: CIWT) announced today that it has appointed a new director and several new officers.

On March 17, 2007, the Company’s board of directors appointed Mr. Li Jun as the Company’s Chief Operating Officer. Mr. Li has served as a member of the Company’s board if directors since October 2006, and as the Chief Operating Officer of Dalian Dongtai, the Company’s 90%-owned subsidiary, since 1998.

At the same time, the board appointed Ms. Guo as the Company’s Chief Financial Officer and as a member of the board of directors. Ms. Guo, who replaces Mr. Dong Jinqing (the Company’s Chairman of the Board and Chief Executive Officer) as Chief Financial Officer, previously served as the Company’s Chief Accounting Officer and as Chief Accounting Officer of Dalian Dongtai. Ms. Guo was appointed to the board to replace Mr. Wen Tong, who resigned on March 17, 2008 to pursue other interests.

The board also appointed Mr. Zhang Dazhi as the Company’s Corporate Secretary. Mr. Zhang has engaged in investor relations management since his graduation from the University of Southampton ,UK in 2004.

Mr. Dong Jinqing commented: “China Industrial Waste Management, Inc. is a relatively new company traded at OTCBB market. We do need time to accommodate American Standards. However, the best thing is we are getting used to USA requirements. The appointment of directors and officers is a significant step to make the company in consistent with the company’s commitment to protect and serve investor’s interest.”

About China Industrial Waste Management, Inc.:
China Industrial Waste Management, Inc. through its 90%-owned subsidiary Dalian Dongtai Industrial Waste Treatment Co., Ltd., is engaged in the collection, treatment, disposal and recycling of industrial wastes principally in Dalian, China and surrounding areas in Liaoning Province, China.  The Company provides waste disposal solutions to its more than 400 customers from facilities located in the Economic and Technology Development Zone, Dalian, PRC. Dongtai treats, disposes of and/or recycles many types of industrial wastes, and recycled waste products are used by customers as raw material to produce chemical and metallurgy products. In addition, Dongtai treats or disposes of other industrial waste through incineration, burial or water treatment, and also provides environmental protection services, technology consultation, pollution treatment services, and waste management design processing services.

Forward-Looking Statement:
This release includes "forward-looking statements." You can identify these statements by the fact that they do not relate strictly to historical or current facts. These statements contain such words as "may," "project," "might," "expect," "believe," "anticipate," "intend," "could," "would," "estimate," "continue," or "pursue," or the negative or other variations thereof or comparable terminology. In particular, they include statements relating to, among other things, future actions, new projects, strategies, future performance, the outcomes of contingencies and our future financial results. These forward-looking statements are based on current expectations and projections about future events.

Investors are cautioned that forward-looking statements are not guarantees of future performance or results and involve risks and uncertainties that cannot be predicted or quantified and, consequently, our actual performance may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, but are not limited to, the following factors, as well as other factors described from time to time in our reports filed with the Securities and Exchange Commission: the timing and magnitude of technological advances; the prospects for future acquisitions; the effects of political, economic and social uncertainties regarding the governmental, economic and political circumstances in the People’s Republic of China, the possibility that a current customer could be acquired or otherwise be affected by a future event that would diminish their waste management requirements; the competition in the waste management industry and the impact of such competition on pricing, revenues and margins; uncertainties surrounding budget reductions or changes in funding priorities of existing government programs and the cost of attracting and retaining highly skilled personnel; our projected sales, profitability, and cash flows; our growth strategies; anticipated trends in our industries; our future financing plans; and our anticipated needs for working capital.

Forward-looking statements speak only as of the date on which they are made, and, except to the extent required by federal securities laws, we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events. The Private Securities Litigation Reform Act of 1995, which provides a “safe harbor” for similar statements by certain existing public companies, does not apply to us because our stock is a “penny stock,” as defined under federal securities laws.

Contact:
For further information, contact:

Ms. Guo Xin, CFO
Tel: +86-411-8581-1229
Email: hellenguo@chinaciwt.com

Mr. Zhang Dazhi, Company Secretary
Tel: +86-411-8259-5139x812
Email: darcy.zhang@chinaciwt.com